Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173811) pertaining to the Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan of our report dated June 29, 2018, with respect to the financial statements and supplemental schedules of the Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2017.

/s/ArmaninoLLP
San Ramon, California

June 29, 2018